UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 15, 2003

AFC Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia	30328-5352

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-9500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     The Company’s press releases dated July 15, 2003 (updating the status of the ongoing restatements of its financial statements and filing of its Annual Report on Form 10-K for fiscal year 2002) and July 16, 2003 (updating the status of the trading of the Company’s common stock on the Nasdaq National Market), which are attached to this report as Exhibits 99.1 and 99.2, are incorporated by reference into this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

99.1	Press Release dated July 15, 2003.
99.2	Press Release dated July 16, 2003.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.

Date: July 17, 2003	By:	/s/ Frank J. Belatti Frank J. Belatti, Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated July 15, 2003.
99.2	Press Release dated July 16, 2003.